T. ROWE PRICE GLOBAL STOCK FUND



ANNUAL MEETING
RESULTS

The T. Rowe Price Global Stock Fund held an annual meeting on October 25, 2000, to approve a new investment management agreement, to elect directors, and to ratify the appointment of PricewaterhouseCoopers LLP as the fund's independent accountants.

The results of voting were as follows (by number of shares):
For approval of a new investment management agreement:
Anthony W. Deering

Affirmative:
3,273,012.641

Against:
   111,977.561


Affirmative:
3,223,639.503



Against:
     45,212.284
Total:
3,384,990.202


Abstain:
   116,138.415




Donald W. Dick, Jr.


Total:
3,384,990.202
Affirmative:
3,274,706.095



Against:
   110,284.107


For nominees to the Board of Directors of the Global Stock Fund:

Total:
3,384,990.202

M. David Testa
Paul M. Wythes


Affirmative:
3,276,667.161
Affirmative:
3,270,050.345


Withhold:
   108,323.041
Against:
   114,939.857

Total:
3,384,990.202
Total:
3,384,990.202

Martin G. Wade
To ratify the appointment of
PricewaterhouseCoopers LLp as
independent accountants:


Affirmative:
3,275,720.942



Withhold:
   109,269.260

Affirmative:
3,251,865.727

Total:
3,384,990.202
Against:
     22,843.725

Abstain:
   110,280.750

Total:
3,384,990.202


[Ed Note: This page should come after the auditor's letter before any filler pages]